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Exhibit 25

Form T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

BNY MIDWEST TRUST COMPANY
(Exact name of trustee as specified in its charter)

Illinois (Jurisdiction of incorporation or organization if not a U.S. national bank)	36-3800435 (I.R.S. Employer Identification Number)
2 North LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	60602 (Zip code)

John C. Hitt, Jr.
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois 60603
(312) 845-3000
(Agent for Service)

Harley-Davidson Motorcycle Trust 2002-2
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Not yet received (I.R.S. employer identification no.)
c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE (Address of principal executive offices)	19890-0001 (Zip code)

Motorcycle Contract Backed Notes,
Class A-1, Class A-2 and Class B
(Title of the indenture securities)

Item 1.    General information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 East Monroe Street Springfield, Illinois 62701-1532
Federal Reserve Bank of Chicago	230 South LaSalle Street Chicago, Illinois 60603
  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2.    Affiliations with the obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16.    List of Exhibits.

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect. (Incorporated by reference to Exhibit 1 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)
2,3.
A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Incorporated by reference to Exhibit 2 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)
4.	A copy of the existing By-laws of the Trustee. (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)
5.	Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Act. (Incorporated by reference to Exhibit 6 of the Form T-1 filed under Registration Statement No. 333-07623 filed August 2, 2002.)
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit B)
8.	Not applicable.
9.	Not applicable.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 8th day of August, 2002.

BNY MIDWEST TRUST COMPANY
By: /s/ CYNTHIA L. DAVIS
Name:	Cynthia L. Davis
Title:	Assistant Vice President

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EXHIBIT 7

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

        Including the institution's domestic and foreign subsidiaries completed as of the close of business on June 30, 2002, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

			Thousands of Dollars
ASSETS
1.	Cash and Due from Depository Institutions		18,014
2.	U.S. Treasury Securities		-0-
3.	Obligations of States and Political Subdivisions		-0-
4.	Other Bonds, Notes and Debentures		-0-
5.	Corporate Stock		-0-
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		335
7.	Leases and Lease Financing Receivables		-0-
8.	Accounts Receivable		4,802
9.	Other Assets		86,928
	(Itemize amounts greater than 15% of Line 9) Goodwill and Intangibles	86,813
10.	TOTAL ASSETS		110,079

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

			Thousands of Dollars
LIABILITIES
11.	Accounts Payable		-0-
12.	Taxes Payable		-0-
13.	Other Liabilities for Borrowed Money		25,425
14.	Other Liabilities		8,629
	(Itemize amounts greater than 15% of Line 14)
	Taxes Due Parent Company	5,257
	Reserve for Taxes	3,128
15.	TOTAL LIABILITIES		34,054
EQUITY CAPITAL
16.	Preferred Stock		-0-
17.	Common Stock		2,000
18.	Surplus		62,130
19.	Reserve for Operating Expenses		-0-
20.	Retained Earnings (Loss)		11,895
21.	TOTAL EQUITY CAPITAL		76,025
22.	TOTAL LIABILITIES AND EQUITY CAPITAL		110,079

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I,	Robert L. De Paola, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.
/s/ ROBERT L. DEPAOLA (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of July, 2002

My Commission expires May 15, 2003.

	/s/ JOSEPH A. GIACOBINO,	Notary Public
(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson Name	(212) 437-5984 Telephone Number (Extension)

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SIGNATURE
EXHIBIT 7 OFFICE OF BANKS AND REAL ESTATE Bureau of Banks and Trust Companies CONSOLIDATED REPORT OF CONDITION OF BNY Midwest Trust Company 209 West Jackson Boulevard Suite 700 Chicago, Illinois 60606
OFFICE OF BANKS AND REAL ESTATE Bureau of Banks and Trust Companies CONSOLIDATED REPORT OF CONDITION OF BNY Midwest Trust Company 209 West Jackson Boulevard Suite 700 Chicago, Illinois 60606